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                                                                       EXHIBIT 5

Robert L Day
Secretary and Assistant General Counsel

FMC Corporation
200 East Randolph Drive
Chicago, Illinois 60601



March 27, 1997



FMC Corporation
200 E. Randolph Drive
Chicago, IL 60601


Gentlemen:

Referring to the Registration Statement on Form S-8 being filed by FMC Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of shares issuable under the FMC 1997 Compensation Plan for Non-Employee Directors
(the "Plan"), I am of the opinion that:

1. The Company is a validly organized and existing corporation under the laws of the State of Delaware.

2. All necessary corporate action has been duly taken to authorize the establishment of the Plan.

3. The Plan has been validly created, and the interests of the participants therein are and will be valid and subsisting in accordance with the terms of the Plan.

4. Upon delivery of shares of Common Stock of the Company to participants in the Plan in accordance with, and pursuant to the terms of, the Plan, such shares
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FMC Corporation
December 17, 1996
Page 2



     will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above.

Very truly yours,

/s/Robert L. Day

RLD:bn